EXHIBIT 3.1


                              AMENDED AND RESTATED

                                   BY-LAWS OF

                               ENZO BIOCHEM, INC.

                            (A NEW YORK CORPORATION)

                (AS AMENDED AND RESTATED AS OF OCTOBER 31, 2005)

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         Section 1. ANNUAL MEETING. The annual meeting of the shareholders of Enzo Biochem, Inc., (hereinafter called the "Corporation") for the election of directors and for the transaction of such other business as may come before the meeting shall be held during the sixth month following the close of the Corporation's fiscal year. If the annual meeting shall not be held on the day hereinabove provided for, the Board shall call a special meeting for the election of directors, which meeting shall be held within two months after said day.

         Section 2. SPECIAL MEETINGS. Except as otherwise required by law and subject to the rights of the holders of any class or series of stock having a preference over another class or series of stock as to dividends or upon liquidation, special meetings of shareholders of the Corporation may be called only by the Board pursuant to a resolution approved by a majority of the entire Board (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption).

         Section 3. NOTICE OF MEETINGS. Notice of the place, date and time of the holding of each annual and special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of such meeting, and, if mailed, it shall be directed to such shareholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation, a written request that notices to him be mailed to some other address, in which case, it shall be directed to him at such other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

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         Section 4. PLACE OF MEETINGS.  Meetings of the shareholders may be held at such place, within or without the State of incorporation, as the Board or other officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         Section 5. QUORUM. At all meetings of the shareholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when shareholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or if no shareholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called.

         Section 6. ORGANIZATION. At each meeting of the shareholders of the Corporation, the Chairman of the Board, or in his absence or inability to act, the Vice Chairman of the Board, or in the absence or inability to act of the Chairman of the Board and the Vice Chairman of the Board, the President, or in the absence or inability to act of the Chairman of the Board, the Vice Chairman of the Board and the President, a Vice President, or in the absence of all of the foregoing, any person chosen by a majority of those shareholders present, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 7. ORDER OF BUSINESS. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         Section 8. VOTING. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the office of the Department of State of the State of incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock standing in his name on the record of shareholders of the Corporation on the date fixed by the Board as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each shareholder entitled to vote at any meeting of the shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the total votes, or when shareholders are

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required to vote by class by a majority of the votes of the  appropriate  class, cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 9. LIST OF SHAREHOLDERS. The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation's stock, if there be one then acting, shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, at the place where the meeting is to be held, or at the office of the transfer agent. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         Section 10. INSPECTORS. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector or an election of directors. Inspectors need not be shareholders.

         Section 11. CONSENT OF SHAREHOLDERS IN LIEU OF MEETING. To the extent permitted by law, the meeting and vote of shareholders can be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         Section 1. GENERAL POWERS. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the


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Corporation  and do all such lawful acts and things as are not by statute or the
Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         Section 2. ELECTION AND TERMS. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over another class or series of stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board, one class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1989, another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1990, and another class to be originally elected for a term expiring at the annual meeting of shareholders to be held in 1991, with each class to hold office until its successor is elected and qualified. At each annual meeting of the shareholders of the Corporation, the successors of the class of directors whose term expires at the meeting shall be elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election.

         Section 3. PLACE OF MEETINGS. Meetings of the Board may be held at such place, within or without the State of incorporation, as the Board may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         Section 4. ANNUAL MEETING. The Board shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of incorporation) which shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

         Section 5. REGULAR MEETINGS. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or these By-Laws.

         Section 6. SPECIAL MEETINGS. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board, the Vice Chairman of the Board, the Lead Independent Director or the President.

         Section 7. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of incorporation) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid, addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of

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notice or who shall attend such meeting without  protesting,  prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purpose of such meeting.

         Section 8. QUORUM AND MANNER OF ACTING. A majority of the entire Board shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and, except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be the annual meeting of the Board, need not be held. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

         Section 9. ORGANIZATION. The Chairman of the Board shall act as chairman of and preside at all meetings of the Board at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board, the duties otherwise provided in this Section 9 of Article II to be performed by him at such meeting shall be performed at such meeting by the individual elected by the Board to act as Lead Independent Director. If the Chairman of the Board shall be absent from any meeting of the Board, and if no Lead Independent Director has been elected or if the Lead Independent Director is not present at the meeting, the Vice Chairman of the Board shall act as chairman of and preside at such meeting. If the Chairman of the Board shall be absent from any meeting of the Board, and if no Lead Independent Director or Vice Chairman of the Board has been elected or if the Lead Independent Director and the Vice Chairman of the Board are not present at the meeting, the President shall act as chairman of and preside at such meeting. If the Chairman of the Board shall be absent from any meeting of the Board, and if no Lead Independent Director or Vice Chairman of the Board has been elected and no President has been appointed or if the Lead Independent Director, the Vice Chairman of the Board and the President are not present at the meeting, another director chosen by a majority of the directors present shall act as chairman of and preside at such meeting. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board or Chairman of the Board or the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 11. NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Except as otherwise provided for or fixed by or pursuant to the provisions of Article 4 of the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over another class or series of stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase

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in the number of directors and any vacancies on the Board  resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         Section 12. REMOVAL OF DIRECTORS. Subject to the rights of any class or series of stock having a preference over another class or series of stock as to dividends or upon liquidation to elect directors under specified circumstances, any director may be removed from office, only with cause and only by the affirmative vote of (i) the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (ii) a majority of such shares beneficially owned by the persons not affiliated with an Interested Shareholder (as defined in Article 14 of the Certificate of Incorporation).

         Section 13. COMPENSATION. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefore.

         Section 14. ACTION BY THE BOARD. Any member of the Board or of any Committee thereof may participate in a meeting of the Board or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each of them at the same time. Participation by such means shall constitute presence in person at a meeting. To the extent permitted under the laws of the State of incorporation, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

         Section 15. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES. NOTIFICATION OF NOMINATION. Subject to the rights of holders of any class or series of stock having a preference over another class or series of stock as to dividends or upon liquidation to elect additional directors under specified circumstances, nominations for the election of directors may be made by the Board or a proxy committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, 60 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and the person or persons to be nominated; (b) a representation that the

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shareholder is a holder of record of stock of the  Corporation  entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

         Section 16. THE LEAD INDEPENDENT DIRECTOR. The Board may from time to time elect a director to serve as Lead Independent Director, which shall be an "independent director" in accordance with the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and the applicable rules of the New York Stock Exchange. The Lead Independent Director, if one be elected, shall, if present, preside at each meeting of the Board in the case of the absence or inability to act of the Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board, and shall coordinate the activities of the independent directors and have such other authority and powers as the Board may from time to time prescribe.

                                   ARTICLE III

                         EXECUTIVE AND OTHER COMMITTEES

         Section 1. EXECUTIVE AND OTHER COMMITTEES. The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Each committee shall keep minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board; provided, however, that third parties shall not be prejudiced by such revision or alteration.

         Section 2. GENERAL. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent

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the Board from appointing one or more committees  consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV

                                    OFFICERS

         Section 1. NUMBER AND QUALIFICATIONS. The officers of the Corporation shall include the President, one or more Vice Presidents (one or more of whom may be designated Executive Vice President or Senior Vice President), the Treasurer, Controller, and the Secretary. Any two or more offices may be held by the same person. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the shareholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect a Chairman of the Board and a Vice Chairman of the Board, and the Board may from time to time elect, or the Chairman of the Board, or the President may appoint, such other officers (including one or more Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board of by the appointing authority.

         Section 2. RESIGNATIONS. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. REMOVAL. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

         Section 4. VACANCIES. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

         Section 5.a. THE CHAIRMAN OF THE BOARD. The Chairman of the Board, if one be elected, shall be the chief executive officer of the Corporation and shall have the general and active management of the business of the Corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He shall, if present, preside at each meeting of the shareholders and of the Board.


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He shall perform all duties  incident to the office of Chairman of the Board and chief executive officer and such other duties as may from time to time be assigned to him by the Board.

                  b. THE VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board, if one be elected, shall, if present, preside at each meeting of the shareholders in the case of the absence or inability to act of the Chairman of the Board, and shall, if present, preside at each meeting of the Board in the case of the absence or inability to act of the Chairman of the Board and the Lead Independent Director, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board, and shall have such other authority and powers and perform all such duties as from time to time may be assigned to him by the Board or the Chairman of the Board.

         Section 6. THE PRESIDENT. The President shall be the chief operating officer of the Corporation and shall have general and active supervision and direction over the business and affairs of the Corporation and over its several officers, subject, however, to the direction of the Chairman of the Board and the control of the Board. He shall, if present, preside at each meeting of the shareholders in the case of the absence or inability to act of the Chairman of the Board and the Vice Chairman of the Board, and shall, if present, preside at each meeting of the Board in the case of the absence or inability to act of the Chairman of the Board, the Lead Independent Director and the Vice Chairman of the Board, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board. He shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board or these By-Laws.

         Section 7. VICE-PRESIDENTS. Each Executive Vice-President, each Senior Vice-President and each Vice-President shall have such powers and perform all such duties as from time to time may be assigned to him by the Board, the Chairman of the Board or the President.

         Section 8. THE TREASURER. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of Corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors. He shall perform the duties of controller if no one is elected to that office.

         Section 9. THE CONTROLLER. The Controller shall be the chief accounting officer of the Corporation and shall maintain adequate records of all assets, liabilities and transactions of the Corporation; he shall establish and maintain internal accounting control and, in cooperation with the independent public accountants selected by the Board, shall supervise internal auditing. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

         Section 10.       THE SECRETARY. The Secretary shall

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

         (e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board, the Chairman of the Board, or the President.

         Section 11. OFFICERS' BONDS OR OTHER SECURITY. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

         Section 12. COMPENSATION. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the Chairman of the Board or the President the power to fix the compensation of officers and agents appointed by the Chairman of the Board or the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V

                                 INDEMNIFICATION

         The Corporation shall, to the fullest extent permitted by the laws of the State of incorporation, indemnify any and all persons whom it shall have power to indemnify against any and all of the costs, expenses, liabilities or other matters incurred by them by reason of having been officers or directors of the Corporation, any subsidiary of the Corporation or of any other corporation for which he acted as officer or director at the request of the Corporation.

                                   ARTICLE VI

                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.

         Section 1. EXECUTION OF CONTRACTS. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine.

Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 2. LOANS. Unless the Board shall otherwise determine either (a) the Chairman of the Board, the Vice-Chairman of the Board or the President, singly, or (b) a Vice-President, together with the Treasurer, may effect loans and advances at any time for the Corporation or guarantee any loans and advances to any subsidiary of the Corporation, from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, or guarantee of indebtedness of subsidiaries of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

         Section 3. CHECKS, DRAFTS, ETC. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such manner as shall from time to time be authorized by the Board.

         Section 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

         Section 5. GENERAL AND SPECIAL BANK ACCOUNTS. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

         Section 6. PROXIES IN RESPECT OF SECURITIES OF OTHER CORPORATIONS. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice-President may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII

                                  SHARES, ETC.

         Section 1. STOCK CERTIFICATES. Each holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice-President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed); provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employee, or is registered by a registrar other than the Corporation or one if its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         Section 2. BOOKS OF ACCOUNT AND RECORD OF SHAREHOLDERS. The books and records of the Corporation may be kept at such places within or without the State of incorporation as the Board of Directors may from time to time determine. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

         Section 3. TRANSFER OF SHARES. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interesting any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Whenever any transfers of shares shall be made for collateral security and not absolutely, and both the transferor and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         Section 4. REGULATIONS. The Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         Section 5. LOST, DESTROYED OR MUTILATED CERTIFICATES. The holder of any certificate representing the shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate, and the Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it which the owner thereof shall allege to have been lost, stolen, or destroyed or which shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of incorporation.

         Section 6. FIXING OF RECORD DATE. In order that the Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of shareholders of record entitled to notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VIII

                                     OFFICE

         Section 1. PRINCIPAL OR REGISTERED OFFICE. The principal or registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation of the Corporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

         Section 2. OTHER OFFICES. The Corporation also may have an office or offices other than said principal or registered office, at such place or places either within or without the State of incorporation.

                                   ARTICLE IX

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be determined by the Board.

                                    ARTICLE X

                                      SEAL

         The board shall provide a corporate seal which shall contain the name of the Corporation, the words "Corporate Seal" and the year and State of incorporation.

                                   ARTICLE XI

                                   AMENDMENTS

         These By-Laws may be amended or repealed, or new By-Laws may be adopted, at any annual or special meeting of the shareholders, by a majority of the total votes of the shareholders or when shareholders are required to vote by class by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws, or the adoption of new By-Laws, is one of the purposes of such meeting. These By-Laws may also be amended or repealed, or new By-Laws may be adopted, by the Board at any meeting thereof; provided, however, that notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of the By-Laws, or the adoption of new By-Laws, is one of the purposes of such meetings; and provided, further, that By-Laws adopted by the Board may be amended or repealed by the shareholders as hereinabove provided.